Exhibit 99.1

Ener-Core Enters into Definitive Agreement for an $810,000 Private Placement Common Stock Financing

IRVINE, CA –May 1, 2015 -- Ener-Core, Inc. (OTCQB: ENCR) (“Ener-Core”), the world’s only provider of Power Oxidation technology and equipment that generates clean power from low-quality and waste gases from a wide variety of industries, has entered into a definitive agreement for a private placement of its common stock for aggregate gross proceeds of $810,000. Ener-Core intends to use the proceeds from this private placement for general corporate purposes and to fulfill the capital requirements for its global licensing agreement with Dresser-Rand Company.

Upon closing of the transaction, which is expected on or around May 1, 2015, Ener-Core will receive gross proceeds of approximately $810,000 in exchange for the issuance of 5.4 million restricted shares of Ener-Core’s common stock at a purchase price of $0.15 per share. Participants in the financing include thirty accredited investors.

Alain Castro, CEO of Ener-Core, said, “We are pleased to be able to attract new, high-quality investors to our shareholder base. These institutional investors are well-known to have a long-term holding strategy, and we appreciate their support as we execute our growth plans and technological milestones.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Further details regarding this private placement can be found in Ener-Core’s Current Report on Form 8-K filing with the Securities and Exchange Commission filed on May 1, 2015.

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is the only solution of its kind that turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers a revolutionary alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and ensuring compliance with costly environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 ("EC250"), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

Contact:

Media
For Ener-Core
Dian Griesel Int’l.
Enrique Briz, 212-825-3210
or
Investors
Cheryl Schneider, 212-825-3210
or
Mahoney Communications Group
Colin Mahoney, 617-970-4418
colin@mahoneycommunications.com